UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

RPC, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies: N/A

(2)
Aggregate number of securities to which transaction applies: N/A

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)
Proposed maximum aggregate value of transaction: N/A

(5)
Total fee paid: N/A

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1)
Amount previously paid: N/A

(2)
Form, Schedule or Registration Statement No.: N/A

(3)
Filing party: N/A

(4)
Date Filed: N/A

RPC, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
2801 Buford Highway NE, Suite 520, Atlanta, Georgia 30329
TO THE HOLDERS OF THE COMMON STOCK:
PLEASE TAKE NOTICE that the 2019 Annual Meeting of Stockholders of RPC, Inc., a Delaware corporation (“RPC” or the “Company”), will be held at 2170 Piedmont Road, NE, Atlanta, Georgia, on Tuesday, April 23, 2019, at 12:15 P.M., or any adjournment thereof, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:
1.
To elect the three Class III nominees identified in the attached Proxy Statement to the Board of Directors;

2.
To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3.
To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

The Proxy Statement dated March 21, 2019 is attached.
The Board of Directors has fixed the close of business on February 28, 2019 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.
This Proxy Statement and accompanying proxy card are being mailed to our stockholders along with the Company’s 2018 Annual Report for the fiscal year ended December 31, 2018. Voting can be completed by returning the proxy card, through the telephone at 1-800-652-8683 or online at www.envisionreports.com/RES
Important notice regarding the availability of proxy materials for the Annual Meeting of the Stockholders to be held on April 23, 2019: The proxy statement and 2018 Annual Report to security holders are available at www.envisionreports.com/RES
BY ORDER OF THE BOARD OF DIRECTORS
Ben M. Palmer
Corporate Secretary
Atlanta, Georgia
March 21, 2019
Whether or not you expect to attend the annual meeting, please sign, date and return the enclosed proxy card promptly. Alternatively, you may vote your proxy by telephone or over the Internet by following the instructions on your proxy card. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

PROXY STATEMENT
This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 21, 2019. The following information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of the Stockholders to be held on April 23, 2019, is submitted by the Company to the stockholders in connection with the solicitation of proxies on behalf of the Company’s Board of Directors.
SOLICITATION OF AND POWER TO REVOKE PROXY
A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors and in favor of ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if he so elects, by contacting either proxy holder, by timely submitting a later dated proxy changing his vote, or by attending the meeting and voting in person. However, a beneficial stockholder who holds his shares in street name must secure a proxy from his broker before he can attend the meeting and vote. All costs of solicitation have been, and will be, borne by the Company.
CAPITAL STOCK
The outstanding capital stock of the Company on February 28, 2019 consisted of 215,210,979 shares of Common Stock, par value $0.10 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on February 28, 2019, the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.
A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with the General Corporation Law of the state of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions or broker non-votes) are relevant to the outcome. In this case, the three nominees receiving the most votes will be elected. The affirmative vote of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the meeting is required to approve the ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Abstentions will have the effect of a vote against the proposal for the ratification of the appointment of the Company’s independent registered public accounting firm, while broker non-votes will have no effect on the proposal and will be disregarded.
There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record by officers and directors of the Company, which in the aggregate represent approximately 73.2 percent of the outstanding shares of Common Stock, will be voted for the nominees for directors, and for the ratification of the appointment of the Company’s independent registered public accounting firm.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The executives named in the Summary Compensation Table, and the name and address of each stockholder (or “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) who owned beneficially five percent (5%) or more of the shares of Common Stock of the Company on February 28, 2019, together with the number of shares owned by each such person and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the directors and executive officers of the Company as a group (according to information received by the Company), are set out below:
Name and Address of Beneficial Owner	Amount Beneficially Owned(1)	Percent of Outstanding Shares
R. Randall Rollins Chairman of the Board 2170 Piedmont Road, NE Atlanta, Georgia	147,264,435(2)	68.4
Gary W. Rollins Vice Chairman and Chief Executive Officer, Rollins, Inc. 2170 Piedmont Road, NE Atlanta, Georgia	150,172,069(3)	69.8
Richard A. Hubbell President and Chief Executive Officer 2801 Buford Highway NE, Suite 520 Atlanta, Georgia	2,834,202(4)	1.3
Ben M. Palmer Vice President, Chief Financial Officer and Corporate Secretary 2801 Buford Highway NE, Suite 520 Atlanta, Georgia	670,427(5)	**
All Directors and Executive Officers as a group (9 persons)	157,616,949(6)	73.2

**
Less than one percent

(1)
Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2)
Includes 3,505,614 shares of Company Common Stock held in two charitable trusts of which he is a co-trustee and as to which he shares voting and investment power. Also includes 129,876,265 shares of Company Common Stock held by RFPS Management Company II, L.P., a Georgia limited partnership. The general partner of RFPS Management Company II, L.P., is RFA Management Company, LLC, a Georgia limited liability company, the manager of which is LOR, Inc., a Georgia corporation. Mr. R. Randall Rollins is an officer and director of LOR, Inc. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Also includes 11,292,525 shares of Company Common Stock held by RFT Investment Company, LLC. LOR, Inc., is the manager of RFT Investment Company, LLC. Also includes 1,228,400 shares of Company Common Stock held by RFPS Investments II, L.P., a Georgia limited partnership. LOR Investment Company, LLC, a Georgia limited liability company, is the general partner of RFPS Investments II, L.P. LOR, Inc., holds fifty percent of all voting interests in LOR Investment Company, LLC. Also includes 242,250 shares of restricted stock awards for Company Common Stock. This also includes 260,390 shares of Company Common Stock held by his wife, as to which Mr. R. Randall Rollins disclaims any beneficial interest. Mr. R. Randall Rollins is part of a control group holding Company securities that includes Mr. Gary W. Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(3)
Includes 3,505,614 shares of Company Common Stock held in two charitable trusts of which he is co-trustee and as to which he shares voting and investment power. Also includes 129,876,265 shares of Company Common Stock held by RFPS Management Company II, L.P., a Georgia limited partnership. The general partner of RFPS Management Company II, L.P., is RFA Management Company, LLC, a Georgia limited liability company, the manager of which is LOR, Inc., a Georgia corporation. Mr. Gary W. Rollins is an officer and director of LOR, Inc. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Also includes 11,292,525 shares of Company Common Stock held by RFT Investment Company, LLC, a Georgia limited liability company. LOR, Inc., is the manager of RFT Investment Company, LLC. Also includes 1,228,400 shares of the Company Common Stock held by RFPS Investments II, L.P., a Georgia limited partnership. LOR Investment Company, LLC, a Georgia limited liability company, is the general partner of RFPS Investments II, L.P. LOR, Inc., holds fifty percent of all voting interests in LOR Investment Company, LLC. This also includes 2,970 shares of Company Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest. Mr. Gary W. Rollins is part of a control group holding Company securities that includes Mr. R. Randall Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(4)
Includes 242,250 shares of restricted stock awards for Company Common Stock.

(5)
Includes 153,350 shares of restricted stock awards for Company Common Stock.

(6)
Shares held in trusts as to which more than one officer and/or director are co-trustees or entities in which there is common ownership have been included only once. Includes 637,850 shares of restricted stock awards for Company Common Stock awarded and issued to all of the executive officers pursuant to the Company’s Stock Incentive Plans.

PROPOSAL 1: ELECTION OF DIRECTORS
At the Annual Meeting, Mr. Bill J. Dismuke, Ms. Amy R. Kreisler and Ms. Pamela R. Rollins will be nominated to serve as Class III directors. The nominees for election at the 2019 Annual Meeting are all currently serving as members of our Board of Directors of the Company. The directors in each class serve for a term of three years. The director nominees will serve in their respective class until their successors are elected and qualified. Five other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company’s Amended and Restated By-laws (the “By-laws”) that provide for the election of directors for staggered terms, with each director serving a three-year term. Mr. Larry L. Prince, a long-time director of the Company served as a Class II director until he passed away on March 5, 2019. At this time, the Company’s Board of Directors does not have plans to fill Mr. Prince’s vacated position on our Board. Ms. Amy R. Kreisler was recommended to the Nominating and Governance Committee as a director candidate by our Chairman, was appointed on October 25, 2016 as a Class III director by the Board of Directors and is currently standing for re-election. Ms. Pamela R. Rollins was recommended to the Nominating and Governance Committee as a director candidate by our Chairman, was appointed on January 22, 2019 as a Class III director by the Board of Directors and is currently standing for re-election. Unless authority is withheld, the proxy holders will vote for the election of each nominee named below. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Governance Committee, to fill such vacancy.
Director Qualifications
As described in more detail below, we believe that each of our directors is well suited to serve on our Board of Directors for a variety of individual reasons and because collectively they bring a wealth of experience from diverse backgrounds that have combined to provide us with an excellent mix of experiences and viewpoints. The name and age of each of our directors and each of the nominees, his or her principal occupation, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each and the percentage of outstanding shares that ownership represents, all as of the close of business on February 28, 2019 (according to information received by the Company), other board memberships and the period during which he or she has served us as a director are set forth as follows:

Names of Directors	Principal Occupation(1)	Service as Director	Age	Shares of Common Stock(2)	Percent of Outstanding Shares
Names of Director Nominees
Class III (Current Term Expires 2019; New Term Will Expire 2022)
Bill J. Dismuke	Retired President of Edwards Baking Company (manufacturer of pies and pie parts).	2005 to date	82	7,593	**
Amy R. Kreisler(3)	Executive Director - The O. Wayne Rollins Foundation and The Ma-Ran Foundation (private charitable entities).	2016 to date	49	4,739,014(4)	2.2
Pamela R. Rollins(3)	Board Member for Young Harris College, National Monuments Foundation and The O. Wayne Rollins Foundation. Former Board Member of The Lovett School and an Emeritus Board Member of the Schenck School.	January 22, 2019 to date	62	2,101,013(5)	1.0
Names of Directors Whose Terms Have Not Expired
Class I (Current Term Expires 2020)
R. Randall Rollins(3)(6)	Chairman of the Board of the Company; Chairman of the Board of Marine Products Corporation (boat manufacturing); Chairman of the Board of Rollins, Inc. (consumer services).	1984 to date	87	147,264,435(7)	68.4
Henry B. Tippie	Lead Director of the Company; Chairman of the Board and Chief Executive Officer of Tippie Services, Inc. (management services); Chairman of the Board of Dover Downs Gaming & Entertainment, Inc. (operator of multi-purpose gaming and entertainment complex); Chairman of the Board of Dover Motorsports, Inc. (operator of motor racing tracks).	1984 to date	92	2,252,277(8)	1.0
James B. Williams	Retired Chairman of the Executive Committee, SunTrust Banks, Inc. (bank holding company).	1984 to date	85	303,750	**
Class II (Current Term Expires 2021)
Gary W. Rollins(6)	Vice Chairman and Chief Executive Officer of Rollins, Inc. (consumer services).	1984 to date	74	150,172,069(9)	69.8
Richard A. Hubbell	President and Chief Executive Officer of the Company; President and Chief Executive Officer of Marine Products Corporation (boat manufacturing).	1987 to date	74	2,834,202(10)	1.3

** Less than one percent
(1)
Except as noted, each of the directors has held the positions of responsibility set out in this column (but not necessarily his or her present title) for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the Boards of Directors of the following companies: R. Randall Rollins: Dover Downs Gaming & Entertainment, Inc. and Dover Motorsports, Inc.; and Gary W. Rollins: Director Emeritus of Genuine Parts Company and Emory University. All of the directors shown in the above table, with the exception of Amy R. Kreisler, are also directors of

Marine Products Corporation (“Marine Products” or “MPC”) and, with the exception of Richard A. Hubbell and Amy R. Kreisler, are also directors of Rollins, Inc. (“Rollins”). James B. Williams formerly served as a Director of Genuine Parts Company, Georgia Pacific Corporation and The Coca-Cola Company. Amy R. Kreisler is a Trustee on The Lovett School Board of Trustees and also serves on their Executive Committee. She is Trustee on the Skyland Trail Board of Trustees where she is also the Chairman of the Governance Committee. Pamela R. Rollins serves on the boards of Young Harris College, the National Monuments Foundation and the O. Wayne Rollins Foundation.
(2)
Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3)
Amy R. Kreisler and Pamela R. Rollins are children of R. Randall Rollins.

(4)
Includes 1,228,400 shares of Company Common Stock held by RFPS Investments II, L.P. Ms. Kreisler holds a voting interest in LOR Investment Company, LLC, the general partner of RFPS Investments II, L.P. Also includes 3,505,614 shares of Company Common Stock held in two charitable trusts of which she is a co-trustee or Executive Director. Excludes 734,966 shares of Company Common Stock held indirectly through a family limited partnership, of which Ms. Kreisler is a general partner.

(5)
Includes 1,228,400 shares of Company Common Stock held by RFPS Investments II, L.P. Ms. Rollins holds a voting interest in LOR Investment Company, LLC, the general partner of RFPS Investments II, L.P. Also includes 862,613 shares of Company Common Stock held in a charitable trust of which she is a co-trustee. Excludes 734,966 shares of Company Common Stock held indirectly through a family limited partnership, of which Ms. Rollins is a general partner.

(6)
R. Randall Rollins and Gary W. Rollins are brothers.

(7)
See information contained in footnote (2) to the table appearing in the Capital Stock section.

(8)
Includes shares held by a wholly owned corporation that owns 2,277 shares.

(9)
See information contained in footnote (3) to the table appearing in the Capital Stock section.

(10)
See information contained in footnote (4) to the table appearing in the Capital Stock section.

Key Attributes, Experience and Skills of Directors and Director Nominees
R. Randall Rollins was elected a Director of RPC in 1984. Mr. Rollins has extensive knowledge of the Company’s business and industry serving over 34 years at the Company. Mr. Rollins serves as Chairman of the Board of the Company. He is also Chairman of the Board for Marine Products Corporation, as well as Rollins, Inc. Mr. Rollins has been a Director of Dover Motorsports, Inc. since 1996 and a Director of Dover Downs Gaming & Entertainment, Inc. since 2002. Mr. Rollins served as a Director of SunTrust Banks, Inc. from 1995 to 2004.
Richard A. Hubbell was elected a Director of RPC in 1987. Mr. Hubbell has extensive knowledge of the Company’s business and industry serving over 34 years at the Company. He has served as the Chief Executive Officer of the Company since 2003. In addition, Mr. Hubbell serves as the President of the Company. Mr. Hubbell is also the President, Chief Executive Officer and a Director of Marine Products Corporation.
Gary W. Rollins was elected a Director of RPC in 1984. Mr. Rollins has extensive knowledge of the Company’s business and industry. In addition, Mr. Rollins serves as the Vice Chairman and Chief Executive Officer of Rollins, Inc. Mr. Rollins has been a Director of Marine Products Corporation since 2001 and a Director of Rollins, Inc. since 1981. Mr. Rollins has been a Director of Genuine Parts Company since 2005.
Henry B. Tippie was elected a Director of RPC in 1984. Mr. Tippie brings extensive financial and management experience to our Board of Directors serving as Controller and Chief Financial Officer of Rollins, Inc. from 1953 to 1970. Mr. Tippie has over 68 years of experience including being involved with publicly owned companies during the past 58 years in various positions including founder, CFO, CEO, President, Vice-Chairman and Chairman of the Board. He is currently Chairman of the Board of Dover Downs Gaming & Entertainment, Inc., as well as Dover Motorsports, Inc., and a Director of Marine Products Corporation and Rollins, Inc.

James B. Williams was elected a Director of RPC in 1984. Mr. Williams brings extensive financial and management experience to our Board of Directors serving over 34 years as a Director. He retired in March 1998 as Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc., a bank holding company. He is a Director of Marine Products Corporation and Rollins, Inc. Mr. Williams previously served as a Director of Genuine Parts Company, Georgia Pacific Corporation and The Coca-Cola Company.
Bill J. Dismuke was elected a Director of RPC in 2005. Mr. Dismuke brings extensive financial, management and manufacturing experience to our Board of Directors. He served as a Senior Vice President of Rollins, Inc. for five years from 1979 until 1984. He retired as President of Edwards Baking Company in 1995. Mr. Dismuke has also been a Director of Rollins, Inc. since 1984 and Marine Products Corporation since 2005.
Amy R. Kreisler was appointed as a Director of RPC in 2016. She is a former attorney of the law firm Arnall Golden Gregory LLP. Ms. Kreisler is a Trustee on The Lovett School Board of Trustees and also serves on their Executive Committee. She is Trustee on the Skyland Trail Board of Trustees where she is also the Chairman of the Governance Committee. Additionally, she is Executive Director of The O. Wayne Rollins Foundation and The Ma-Ran Foundation. Ms. Kreisler brings extensive financial and investment experience to our Board of Directors.
Pamela R. Rollins was appointed as a Director of RPC in January 2019. She serves on the boards of Young Harris College, the National Monuments Foundation, and the O. Wayne Rollins Foundation. Ms. Rollins is also a Director of Rollins, Inc. and Marine Products Corporation. She is a former board member of The Lovett School and an Emeritus Board Member of the Schenck School. Ms. Rollins brings a distinct interest in a wide range of matters regarding social responsibility.
Our Board of Directors recommends a vote “FOR” the Class III nominees listed above.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. During fiscal year 2018, Grant Thornton LLP served as the Company’s independent registered public accounting firm. Representatives of Grant Thornton LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Although the Company is not required to seek ratification of this appointment, the Audit Committee and the Board of Directors believe that it is appropriate to do so. If stockholders do not ratify the appointment of Grant Thornton LLP, the current appointment will stand, but the Audit Committee will consider the stockholder action in determining whether to retain Grant Thornton LLP as the Company’s independent registered public accounting firm for future fiscal years.
Our Board of Directors recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year.
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS COMMITTEES AND MEETINGS
Board Meetings
The Board of Directors met five times during the fiscal year ended December 31, 2018. No director attended fewer than 75 percent of the aggregate of all Board meetings and meetings of committees on which he or she served during 2018. Board members are encouraged to attend the Company’s Annual Stockholders Meetings and a majority of the Board members were in attendance at last year’s meeting.
The Board of Directors has an Audit Committee, a Compensation Committee, a Diversity Committee and a Nominating and Governance Committee.

Below is a summary of our committee structure and membership information.
Committee Member	Audit Committee	Compensation Committee	Diversity Committee	Nominating & Governance Committee	Executive Committee
R. Randall Rollins(1)					Member
Henry B. Tippie(2)	Chair	Chair	Chair	Chair
James B. Williams(2)	Member	Member	Member	Member
Bill J. Dismuke(2)	Member
Gary W. Rollins					Member

(1)
Chairman of the Board of Directors

(2)
Financial Expert

Audit Committee
The Audit Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman), Bill J. Dismuke and James B. Williams, all of whom are independent as discussed below. Mr. Larry L. Prince, a long-time independent director of the Company, served on the Audit Committee until he passed away on March 5, 2019. The Audit Committee held five meetings during the fiscal year ended December 31, 2018, including a meeting to review the Company’s Form 10-K for the year ended December 31, 2017. The Board of Directors has determined that all of the Audit Committee members are independent as that term is defined by the rules of the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). The Board of Directors has also determined that all of the Audit Committee members are “Audit Committee Financial Experts” as defined in the SEC rules. The Audit Committee meets with the Company’s independent registered public accounting firm, internal auditor, Chief Executive Officer and Chief Financial Officer to review the scope and results of audits and recommendations made with respect to controls over financial reporting and specific accounting and financial reporting issues. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as it deems necessary to carry out its duties. The Audit Committee Charter is available on the Company’s website at www.rpc.net under the Governance section.
Compensation Committee
The Compensation Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman) and James B. Williams, both of whom are independent as discussed below. Mr. Larry L. Prince, a long-time independent director of the Company, served on the Compensation Committee until he passed away on March 5, 2019. It held two meetings during the fiscal year ended December 31, 2018. The function of the Compensation Committee is to set the base salary and performance-based incentive cash compensation of all of the executive officers. The Compensation Committee also administers the Company’s Stock Incentive Plans. The Compensation Committee does not have a formal charter, and is not required to have one under the “controlled company” exemption under the NYSE rules, as described in the section titled “Director Independence and NYSE Requirements” below.
Diversity Committee
The Diversity Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman) and James B. Williams, both of whom are independent as discussed below. Mr. Larry L. Prince, a long-time independent director of the Company, served on the Diversity Committee until he passed away on March 5, 2019. It held one meeting during the fiscal year ended December 31, 2018. The function of the Diversity Committee is to monitor compliance with applicable non-discrimination laws.

Nominating and Governance Committee
The Nominating and Governance Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman) and James B. Williams, both of whom are independent, as discussed below. Mr. Larry L. Prince, a long-time independent director of the Company, served on the Nominating and Governance committee until he passed away on March 5, 2019. The Committee was formed in 2002 pursuant to a resolution passed by the Board of Directors for the following purposes:
•
to recommend to the Board of Directors nominees for director and to consider any nominations properly made by a stockholder;

•
upon request of the Board of Directors, to review and report to the Board with regard to matters of corporate governance; and

•
to make recommendations to the Board of Directors regarding the agenda for the annual stockholders’ meetings and with respect to appropriate action to be taken in response to any stockholder proposals.

The Nominating and Governance Committee held one meeting during the fiscal year ended December 31, 2018. We are not required by law or by NYSE rules to have a nominating committee since we are a controlled corporation as described below under the heading “Director Independence and NYSE Requirements.” We established the Nominating and Governance Committee to promote responsible corporate governance practices and we currently intend to maintain the Committee going forward.
Director Nominations
Under Delaware law, there are no statutory criteria or qualifications for directors. No criteria or qualifications have been prescribed by the Board at this time. The Nominating and Governance Committee does not have a charter or a formal policy with regard to the consideration of director candidates. As such, there is no formal policy relative to diversity, although as noted below, it is one of many factors that the Nominating and Governance Committee has the discretion to factor into its decision making. This discretion would extend to how the Committee might define diversity in a particular instance – whether in terms of background, viewpoint, experience, education, race, gender, national origin or other considerations. The Committee acts under the guidance of the Corporate Governance Guidelines approved by the Board of Directors and posted on the Company’s website at www.rpc.net under the Governance section. The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities. According to the Company’s Corporate Governance Guidelines, the Board of Directors will be responsible for selecting nominees for election to the Board of Directors. The Board delegates the screening process to the Nominating and Governance Committee. This Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current make-up of the Board. This determination takes into account all factors which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. The Company’s By-laws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: The Corporate Secretary, RPC, Inc., 2801 Buford Highway NE, Suite 520, Atlanta, Georgia 30329, and received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth, among other requirements specified in the By-laws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other requirements related to the notice are contained in the By-laws, and stockholders are advised to carefully review these requirements to ensure that nominations comply with the By-laws. The Committee will consider nominations from stockholders who satisfy these requirements.

The Committee is responsible for screening the nominees that are selected by the Board of Directors for nomination to the Board and for service on committees of the Board. To date, the Company has not received a recommendation for a director nominee from a stockholder. All of the nominees for directors being voted upon at the Annual Meeting to be held on April 23, 2019 are currently standing for re-election.
Board Leadership
The Company has had separate persons serving as its Chairman of the Board and Chief Executive Officer since 2003. Mr. R. Randall Rollins is our Chairman and chairs our Board meetings. Mr. Richard A. Hubbell is our President and Chief Executive Officer. We believe that it represents the appropriate structure for us at this time; the Chairman of the Board provides general oversight and strategic planning for the Company, while the President and Chief Executive Officer focuses on optimizing operational efficiencies.
Risk Oversight by Board of Directors
Our Board of Directors’ oversight of risk has not been delegated to any Board Committee. “Risk” is an extremely broad concept that extends to multiple functional areas and crosses multiple disciplines. As such, risk may be addressed from time to time by the full Board or by one or more of our Committees. Senior management is responsible for identifying and managing material risks that we face while insurable risks and litigation risks are handled primarily by the risk management department. Senior management provides the Board with a summary of insurance coverage annually and updates as deemed necessary. Liquidity risk, credit risk and risks associated with our credit facilities and cash management are handled primarily by our finance department which regularly provides a financial report to both the Audit Committee and to the full Board. Operational, business, regulatory and political risks are handled primarily by senior executive management which regularly provides various operational reports to, among others, the full Board or to the Executive Committee.
Director Independence and NYSE Requirements
Controlled Company Exemption
The Company has elected to be treated as a “controlled company” as defined by NYSE Section 303A.00. This Section provides that a controlled company need not comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the NYSE Listed Company Manual. Section 303A.01 requires that listed companies have a majority of independent directors. As a controlled company, this Section does not apply to the Company. Sections 303A.04 and 303A.05 require that listed companies have a nominating and corporate governance committee and a compensation committee, in each case composed entirely of independent directors, and that each of these committees must have a charter that addresses both the committee’s purpose and responsibilities and the need for an annual performance evaluation by the committee. While the Company has a nominating and corporate governance committee and a compensation committee, it is not required to and does not comply with all of the provisions of Sections 303A.04 and 303A.05. The Company is a “controlled company” because a group that includes the Company’s Chairman, R. Randall Rollins and his brother, Gary W. Rollins, who is a Director of the Company, and certain companies under their control, possesses in excess of fifty percent of the Company’s voting power. This means that they have the ability to determine the outcome of the election of directors at the Company’s annual meetings and to determine the outcome of many significant corporate transactions, many of which only require the approval of a majority of the Company’s voting power. Such a concentration of voting power could also have the effect of delaying or preventing a third party from acquiring the Company at a premium.
The Company’s Audit Committee is composed of three “independent” directors as defined by the Company’s Corporate Governance Guidelines, the NYSE rules, the Exchange Act, SEC regulations thereunder, and the Company’s Audit Committee Charter. All of the members of the Compensation, Diversity and Nominating and Governance Committees are also “independent” directors. The independent directors of the Company are Messrs. Henry B. Tippie, James B. Williams and Bill J. Dismuke. Mr. Larry L. Prince, a long-time independent director of the Company, served as a member of the Board of Directors until he passed away on March 5, 2019.

Independence Guidelines
Under NYSE listing standards, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director. The NYSE standards set forth a nonexclusive list of relationships which are conclusively deemed material. The Company’s Independence Guidelines are posted on the Company’s website at www.rpc.net under the Governance section and include categorical standards for determining independence in specific situations.
Audit Committee Charter
Under the Company’s Audit Committee Charter, in accordance with NYSE listing requirements and the Securities Exchange Act of 1934, all members of the Audit Committee must be independent of management and the Company. A member of the Audit Committee is considered independent as long as he or she (i) does not accept any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the NYSE and the Company’s Corporate Governance Guidelines.
Nonmaterial Relationships
After reviewing all of the relationships between the members of the Audit Committee and the Company, the Board of Directors determined that none of the members of the Audit Committee had any relationships not included within the categorical standards set forth in the Independence Guidelines and discussed above except as follows:
1.
Mr. Tippie was employed by Rollins, Inc. from 1953 to 1970, and held several offices with that company during that time, including as Executive Vice President – Finance, Secretary, Treasurer and Chief Financial Officer. Mr. Dismuke was employed by Rollins from 1979 to 1984 and held various offices within that company including Senior Vice President. Messrs. Randall and Gary Rollins are directors and executive officers of Rollins, Inc. and are part of a group that has voting control of Rollins, Inc.

2.
Mr. Tippie is Chairman of the Board of Directors of Dover Motorsports, Inc. and Dover Downs Gaming & Entertainment, Inc. Mr. Randall Rollins is also a director of these companies.

3.
Mr. Tippie is a co-trustee of The O. Wayne Rollins Foundation and of the Rollins Children’s Trust. Ms. Kreisler is Executive Director and Ms. Rollins is a trustee of The O. Wayne Rollins Foundation Mr. O. Wayne Rollins is the father of Messrs. Randall and Gary Rollins. The beneficiaries of the Rollins Children’s Trust include the immediate family members of Messrs. Randall and Gary Rollins.

4.
Messrs. Dismuke, Tippie, Williams and Ms. Rollins also serve on the Boards of Rollins, Inc. and Marine Products, of which Messrs. Randall and Gary Rollins are directors, and voting control over which is held by a control group of which Messrs. Randall and Gary Rollins are a part. Mr. Randall Rollins is an executive officer of Marine Products and Rollins.

5.
Mr. Williams is the Chairman of the Board of the Woodruff Foundation, the Ichauway Foundation and the Woodruff Fund, Inc. Mr. Randall Rollins serves on the Woodruff Fund, Inc. Board.

As required by the Independence Guidelines, the Board of Directors unanimously concluded that the above-listed relationships would not affect the independent judgment of the independent directors, based on their experience, character and independent means, and therefore do not preclude an independence determination. All of the members of the Audit Committee are also independent under the heightened standards required for Audit Committee members.
The Company’s non-management directors meet at regularly scheduled executive sessions without management. In accordance with the NYSE corporate governance listing standards, Mr. Henry B. Tippie was elected by the Board of Directors as the Lead Director and presides during these executive sessions.

Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to formalize and promote better understanding of our policies and procedures. At least annually, the Board reviews these guidelines. As required by the rules of the NYSE, our Corporate Governance Guidelines require that our non-management directors meet in regularly scheduled executive sessions each year without management, and such meetings are currently required to occur at least twice annually.
At the Company’s website at www.rpc.net, under the Governance section, you may access a copy of its Corporate Governance Guidelines, Audit Committee Charter, Code of Business Conduct and Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy and Independence Guidelines.
Code of Business Conduct
The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees generally, as well as a Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy applicable to the principal executive officer, principal financial officer, and directors. Both codes are available on the Company’s website at www.rpc.net under the Governance section.
Director Communications
The Company also has a process for interested parties, including stockholders, to send communications to the Board of Directors, Lead Director, any of the Board Committees or the non-management directors as a group. Such communications should be addressed as follows:
Mr. Henry B. Tippie
c/o Internal Audit Department
RPC, Inc.
2801 Buford Highway NE, Suite 520
Atlanta, Georgia 30329
The above instructions for communications with the directors are also posted on our website at www.rpc.net under the Governance section. All communications received from interested parties are forwarded to the Board of Directors. Any communication addressed solely to the Lead Director or the non-management directors will be forwarded directly to the appropriate addressee(s).
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the directors named above who serve on the Company’s Compensation Committee are or have ever been an employee of the Company. There are no Compensation Committee interlocks requiring disclosure.

DIRECTOR COMPENSATION
The following table sets forth compensation to the Company’s directors for services rendered as a director for the year ended December 31, 2018. Two of the directors, Messrs. R. Randall Rollins and Richard A. Hubbell are employees of the Company. Their compensation is set forth in the Summary Compensation Table under Executive Compensation. The directors listed below have never been employed by the Company or paid a salary or bonus by the Company, have never been granted any options or other stock-based awards, and do not participate in any Company sponsored retirement plans.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Total ($)
Henry B. Tippie	134,000	––	––	134,000
James B. Williams	82,000	––	––	82,000
Bill J. Dismuke	75,000	––	––	75,000
Gary W. Rollins	62,500	––	––	62,500
Larry L. Prince (2)	82,000	––	––	82,000
Amy R. Kreisler	62,500	––	––	62,500

(1)
Directors are eligible for grants of stock awards under the Company’s 2014 Stock Incentive Plan (“SIP”). No stock awards have been granted to the non-management directors under the SIP.

(2)
Mr. Larry L. Prince, a long-time director of the Company served as a member of our Board of Directors until he passed away on March 5, 2019.

Directors that are our employees do not receive additional compensation for services rendered as a director.
Under compensation arrangements effective since January 1, 2018, non-management directors each received an annual retainer fee of  $50,000. The annual retainer fees was increased to $60,000 effective January 1, 2019. In addition, the Chairman of the Audit Committee receives an annual retainer of  $20,000, the Chairman of the Compensation Committee receives an annual retainer of  $10,000, and the Chairman of each of the Nominating and Governance Committee and Diversity Committee receives an annual retainer of  $6,000. A director that chairs more than one committee receives a retainer with respect to each committee he chairs. All of the retainers are paid on a quarterly basis. Per meeting fees for non-management directors are as follows:
•
For meetings of the Board of Directors, $2,500.

•
For meetings of the Compensation Committee, $2,000.

•
For meetings of the Diversity Committee, $1,500.

•
For meetings of the Nominating and Governance Committee, $1,500.

•
For meetings of the Audit Committee either in person or over the telephone, $2,500.

•
In addition, the Chairman of the Audit Committee receives an additional $2,500 for preparing to conduct each quarterly Board and Board Committee meeting.

All non-management directors are also entitled to reimbursement of expenses for all services as a director, including committee participation or special assignments.
Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act that might incorporate future filings, including the Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE
Management is responsible for the Company’s internal controls, assessing the effectiveness of these controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management.
In fulfilling its oversight responsibilities with respect to the year ended December 31, 2018, the Audit Committee:
•
Approved the terms of engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2018;

•
Reviewed with management the interim financial information included in the Forms 10-Q prior to their being filed with the SEC. In addition, the Committee reviewed all earnings releases with management and the Company’s independent registered public accounting firm prior to their release;

•
Reviewed and discussed with the Company’s management and the independent registered public accounting firm the audited consolidated financial statements of the Company as of December 31, 2018 and 2017 and for the three years ended December 31, 2018;

•
Reviewed and discussed with the Company’s management and the independent registered public accounting firm, management’s assessment that the Company maintained effective control over financial reporting as of December 31, 2018;

•
Discussed with the independent registered public accounting firm matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board; and

•
Received from the independent registered public accounting firm the written disclosures and the letter in accordance with the requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Committee concerning independence, and discussed with such firm its independence from the Company.

Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries as of December 31, 2018 and 2017 and for the three years ended December 31, 2018 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and for filing with the SEC.
In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.
Submitted by the Audit Committee of the Board of Directors.
Henry B. Tippie, Chairman
James B. Williams
Bill J. Dismuke
Larry L. Prince1

1
Mr. Larry L. Prince, a long-time director of the Company, served on the Audit Committee until he passed away on March 5, 2019.

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Committee
During the fiscal year ended December 31, 2018, the members of our Compensation Committee held primary responsibility for determining executive compensation levels. The Committee is currently composed of two of our non-management directors who do not participate in the Company’s compensation plans. The Committee determines the compensation and administers the performance-based incentive cash compensation plan for our executive officers. In addition, the Committee also administers our Stock Incentive Plans for all the employees.
The members of our Compensation Committee have extensive and varied experience with various public and private corporations - as investors and stockholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels. Henry B. Tippie, the Chairman of the Compensation Committee, has served on the board of directors of twelve different publicly traded companies and has been involved in setting executive compensation levels at all of these companies. Mr. James B. Williams has served on the board of directors of several different publicly traded companies and has similarly been involved in setting executive compensation levels at many of these companies. Mr. Larry L. Prince, a long-time director and member of the Compensation Committee of the Company, who passed away on March 5, 2019, also had similar experience in setting executive compensation levels for publicly traded companies.
The Compensation Committee has authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input from management concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management where it deems such delegation appropriate and permitted under applicable law. The Committee has not used the services of any compensation consultants in determining or recommending the amount or form of executive compensation.
The Compensation Committee believes that determinations relative to executive compensation levels are best left to the discretion of the Committee. In addition to the extensive experience and expertise of the Committee’s members and their familiarity with the Company’s performance and the performance of our executive officers, the Committee is able to draw on the experience of other Directors and on various legal and accounting executives employed by the Company, and the Committee has access to readily available public information relative to structuring executive compensation programs and setting appropriate compensation levels. The Committee also believes that the structure of our executive compensation programs should not become overly complicated or difficult to understand. The Committee solicits input from our Chairman with respect to the performance of our executive officers and their compensation levels.
The Role of Shareholder Say-on-Pay Votes
The Company provides its stockholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay proposal”) once every three years. At the Company’s Annual Meeting of Stockholders held in April 2017, a substantial majority of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms shareholders’ support of the Company’s approach to executive compensation. The stockholders voted to hold a say-on-pay advisory vote on executive compensation every three years, and the Board resolved to accept the stockholders’ recommendation. As a result, the advisory vote on executive compensation will be held again at the 2020 Annual Meeting of Stockholders. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for its executive officers.
General Compensation Objectives and Guidelines
The Company is engaged in a highly competitive industry. The success of the Company depends on its ability to attract and retain highly qualified and motivated executives. In order to accomplish this objective, the Company structures the executive compensation in a fashion that takes into account the Company’s overall performance and the individual performance of the executive.

The Compensation Committee endorses the philosophy that executive compensation should reflect Company performance and the contribution of executive officers to that performance. The Company’s compensation policy is designed to achieve three fundamental objectives: (i) attract and retain qualified executives, (ii) motivate performance to achieve Company objectives, and (iii) align the interests of our executives with the long-term interests of the Company’s stockholders.
The Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor. The analysis of the Committee is not based upon a structured formula and the objectives referred to above are not weighted in any formal manner. During the year, none of the executive officers made recommendations or otherwise contributed input on their own compensation. However, the Compensation Committee may from time to time solicit input from the Chairman when reviewing executive compensation.
The Company’s executive officers are also executive officers of Marine Products and receive compensation directly from Marine Products. The members of the Company’s Compensation Committee also constitute the Compensation Committee of Marine Products. In determining the compensation for the executive officers at the Company, the Committee considers these dual responsibilities and sources of compensation. The Company sets compensation of its executives at such levels so that the aggregate compensation received from both Marine Products and the Company is reasonable in light of their respective responsibilities and the performance of both companies, and so that the compensation from the Company for services solely to the Company is reasonable. A discussion of the Company’s executive officers’ compensation at Marine Products is contained in its annual Proxy Statement filed with the SEC.
Pursuant to the Company’s compensation philosophy, the total annual compensation of its executive officers is primarily comprised of base salary, performance-based incentive cash compensation and stock-based incentive compensation. In addition, the Company provides retirement compensation plans, group welfare benefits and certain perquisites.
We believe a competitive base salary is important to attract, retain and motivate top executives. We believe a performance-based incentive cash compensation plan is valuable in recognizing and rewarding individual achievement. Finally, we believe stock-based incentives make executives “think like owners” and, therefore, align their interests with those of our stockholders.
The Company does not have any formal stock ownership requirements for its executive officers, but notes that its current directors and executive officers are stockholders of the Company, as is disclosed elsewhere in this Proxy Statement. The Company is mindful of the stock ownership of our directors and executive officers but does not believe that it is appropriate to provide a mechanism or formula to take stock ownership (or gains from prior option or stock awards) into account when setting compensation levels. The Company provides in its insider trading policies that directors and executive officers may not sell Company securities short and may not sell puts, calls or other derivative securities tied to our Common Stock.
As a result of the Tax Cuts and Jobs Act, starting with compensation payable in 2018, Section 162(m) of the Internal Revenue Code will limit the Company from deducting compensation, including performance-based compensation, in excess of  $1,000,000 paid to our executive officers. The only exception to this rule is for compensation (including performance-based compensation) that is paid pursuant to a binding contract in effect on November 2, 2017, that would otherwise have been deductible under the prior Section 162(m) rules. Going forward, the Compensation Committee will, as before, retain full discretion to award compensation packages that best attract, retain and reward successful executive officers. Therefore, the Compensation Committee anticipates that it will award compensation that is not fully deductible under Section 162(m).
Our executive bonus agreements contain a provision that provides that, among other things, if any bonus amount is paid as a result of misrepresented or inaccurate performance, the Company may require repayment of some or all of the excess bonus paid, subject to applicable laws. This recoupment policy reflects the Company’s high ethical standards and strict compliance with accounting and other regulations applicable to public companies. As all incentives and awards remain within the discretion of the Compensation Committee, the Committee also retains the ability to take any restatements or adjustments into account in subsequent years. In addition, the Sarbanes-Oxley Act requires in the case of accounting restatements that result from material non-compliance with SEC financial reporting requirements, that the Chief Executive Officer and Chief Financial Officer must disgorge bonuses and other incentive-based compensation and profits on stock sales received during the 12 months following publication of the misstated financials, if the non-compliance results from misconduct.
Base Salary
The salary of each executive officer is determined by the Compensation Committee. In making its determinations, the Committee gives consideration to the recent financial performance of the Company, the magnitude of responsibilities, the scope of the position, individual performance and compensation paid by Marine Products. The Committee solicits input from our Chairman with respect to the performance of our executive officers and their compensation levels. During 2018, the base salaries of our executive officers were increased to the following amounts: Mr. Richard A. Hubbell: $950,000 ($50,000 increase from 2017); Mr. Ben M. Palmer: $450,000 ($50,000 increase from 2017); and Mr. R. Randall Rollins: $850,000 ($50,000 increase from 2017). There were no changes to the base salaries of the Company’s executive officers in 2019 through the date of this proxy statement.
Performance-Based Incentive Cash Compensation
The Company implemented the Performance-Based Incentive Cash Compensation Plan (the “Management Incentive Plan”) for the executive officers in 2006. Under the Management Incentive Plan, the Compensation Committee establishes performance goals annually within ninety days after the commencement of the performance period to which such goals relate. Performance goals for each participant may be based on corporate, business unit/function or individual performance, or a combination of one or more such measures.
In connection with the annual establishment of performance goals, the Compensation Committee sets a target award for each participant in the Management Incentive Plan for the applicable year, which is expressed as a percentage of the participant’s base compensation (the “Target Award”) in effect on the last day of the final pay period of that year. If the participant’s performance goals are based upon a combination of performance measures, the Compensation Committee will weigh the importance of each performance measure by assigning a percentage (the “Weighted Percentage”) to those performance measures. The participant’s cash award amount will also depend in part upon the level of achievement that the participant attained with respect to each such performance measure utilizing the formula set out in the Management Incentive Plan. This formula provides for a performance value (“Performance Value”) which ranges from:
•
threshold performance level (with a Performance Value of 25 percent of the Target Award),

•
target performance level (with a Performance Value up to 100 percent of the Target Award), to

•
superior performance level (with a Performance Value up to 200 percent of the Target Award).

Subject to the limitations set forth below, a participant’s cash award amount for each year under the Management Incentive Plan equals the product of the Target Award multiplied by the Weighted Percentage assigned to each performance measure used for a participant, multiplied by the Performance Value attained for each performance measure, multiplied by base compensation. The Committee will determine the maximum cash award as a percentage of participants’ base compensation for each applicable year.

For 2018, the Compensation Committee established the target incentive award under the Management Incentive Plan for the Chief Executive Officer and for the other members of executive management at the amounts shown in the table below. The target awards that could be earned under the Management Incentive Plan for 2018 were the same as for the prior year.
Executive Officer	Target Award as a percentage of base salary
Richard A. Hubbell President and Chief Executive Officer	100%
Ben M. Palmer Vice President, Chief Financial Officer and Corporate Secretary	100%
R. Randall Rollins Chairman of the Board	100%
The maximum bonus award for each participant under the Plan for 2018 and prior years was established at 150 percent of such participant’s base salary. The performance criteria applicable to the participants under the Management Incentive Plan for 2018 were determined based solely on corporate performance. The Compensation Committee established corporate performance goals for 2018 under the Management Incentive Plan based on cash flow return on invested capital. Return on invested capital (“ROIC”) is a widely used financial performance measure that typically correlates with long-term change in stockholder value. The Company has used ROIC as the sole performance goal under the Management Incentive Plan for several years. ROIC is computed as the ratio of earnings before interest, taxes, depreciation and amortization to invested capital. Invested capital is generally equal to the aggregate of stockholders’ equity, accumulated depreciation and long-term liabilities. For 2018, the target performance goal established by the Company is in excess of the comparable historical average ROIC of our peers, is in excess of the Company’s weighted average cost of capital, and is an amount which the Company believes represents outstanding financial performance. Under the Management Incentive Plan for 2018, the Company was required to achieve at least 70 percent of the target performance goal for executive officers to be eligible for any bonus award. Bonus awards under the Management Incentive Plan are determined on a sliding scale between the threshold performance level and superior performance level, which corresponds to 175 percent of the target performance goal. To be eligible for the bonus award under the Management Incentive Plan for 2018, the ROIC was required to be in excess of 12.6 percent up to a maximum of 31.5 percent. The Company has consistently followed the same method to compute ROIC, and the Compensation Committee has not exercised discretion to waive the performance goals based on difficult industry conditions or other factors.
The Company operates in a cyclical business where financial performance is influenced by, among other things, changes in oil and natural gas prices. The Company generated ROIC that resulted in 48 percent of the target award in 2018 and 36 percent of the target award in 2017. The Company’s computation of ROIC for 2016 resulted in the threshold for bonus payments not being achieved. The operating environment improved in 2018 and 2017 after a significant drop in performance in 2016 that was caused by the continued low oil prices and the associated impact on customer activity levels. Performance-based cash compensation earned under the Management Incentive Plan for 2018 was as follows: Mr. Richard A. Hubbell: $456,000; Mr. Ben M. Palmer: $216,000; and Mr. R. Randall Rollins: $408,000. In 2019, current trends and expectations for the oilfield industry indicate a challenging operating environment. For 2019, the target awards, performance goal and maximum awards were established at the same levels as 2018.
Stock-Based Incentive Plans
Our SIP allows for a wide variety of stock based awards such as stock options and restricted stock. We last issued stock options in fiscal year 2003 and have no current plans to issue additional stock options. We have never issued any stock appreciation rights. Partially in response to changes relative to the manner in which stock options are accounted for under generally accepted accounting principles, we have modified the structure and composition of the long-term equity-based component of our executive compensation. In recent years, we have awarded time-based restricted stock in lieu of granting stock options. The terms and conditions of these awards are described in more detail below.

Awards under the Company’s SIP are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. For the past three years, we have granted time-based restricted stock to various employees, including our executive officers, in early January during our regularly scheduled meeting of the Compensation Committee during which the Committee reviews executive compensation. Consistent with this practice, we granted restricted stock awards to our executive officers in January 2019, 2018 and 2017 as follows:
Name	2019	2018	2017
Richard A. Hubbell	75,000	45,000	45,000
Ben M. Palmer	50,000	30,000	27,000
R. Randall Rollins	75,000	45,000	45,000
The amount of the aggregate stock-based awards to our executive officers in any given year is influenced by the Company’s overall performance. The amount of each grant to our executive officers is influenced in part by the Committee’s subjective assessment of each individual’s respective contributions to achievement of the Company’s long-term goals and objectives, in addition to the stock price around grant date. In evaluating individual performance for these purposes, the Committee considers the overall contributions of executive management as a group and the Committee’s subjective assessment of each individual’s relative contribution to that performance rather than specific aspects of each individual’s performance over a short-term period. We expect to continue annual grants of restricted stock awards although we reserve the right to modify or discontinue this or any of our other compensation practices at any time.
All of our restricted stock awards granted since 2004 have had the same features. The shares vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to disability or retirement on or after age 65), the unvested shares will be forfeited. In the event of death, or “change in control” as determined by the Board of Directors, all unvested restricted shares shall vest immediately.
Grants are made under our SIP which is administered pursuant to Rule 16b-3 of the Exchange Act.
Employment Agreements
There are no agreements or understandings between the Company and any executive officer which guarantee continued employment or guarantee any level of severance or compensation, including incentive or bonus payments.
Retirement Plans
The Company maintains a defined benefit pension plan (“Retirement Income Plan”) for all our eligible employees, a non-qualified supplemental retirement plan for our executives and certain other highly compensated employees and a 401(k) Plan for the benefit of all of our eligible employees. In 2002, the Company’s Board of Directors approved a resolution to cease all future benefit accruals under the Retirement Income Plan effective March 31, 2002. During 2002, the Company began permitting selected highly compensated employees to defer a portion of their compensation into the Company’s nonqualified Supplemental Retirement Plan (“SRP”). The SRP is described in more detail under the caption “Nonqualified Deferred Compensation” on page 25.
Other Compensation
Other compensation to our executives includes typical employee benefits such as group medical, dental and vision coverage and group life insurance. The Company provides an automobile (or an automobile allowance) to Messrs. Richard A. Hubbell and Ben M. Palmer.
The following Compensation Committee Report shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the above “Compensation Discussion and Analysis” with management.
Based upon this review and discussion, we have recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors.
Henry B. Tippie, Chairman
James B. Williams
Larry L. Prince1

1
Mr. Larry L. Prince, a long-time director of the Company served on the Compensation Committee until he passed away on March 5, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The Company has completed a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company by all directors, officers and greater than 10 percent stockholders subject to the provisions of Section 16 of the Exchange Act. In addition, the Company has a written representation from all directors, officers and greater than 10 percent stockholders from whom no Form 5 was received indicating that no Form 5 filing was required. Based solely on this review, the Company believes that filing requirements of such persons under Section 16 for the fiscal year ended December 31, 2018 have been satisfied.

EXECUTIVE COMPENSATION
Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 2018, 2017 and 2016 of those persons who were, at December 31, 2018:
•
our Principal Executive Officer and Principal Financial Officer; and

•
our one other executive officer:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Richard A. Hubbell President and Chief Executive Officer	2018	950,000	1,130,850	456,000	––	30,670	2,567,520
	2017	900,000	974,700	324,000	––	13,260	2,211,960
	2016	900,000	807,750	––	––	13,180	1,720,930
Ben M. Palmer Vice President, Chief Financial Officer and Corporate Secretary	2018	450,000	753,900	216,000	––	20,990	1,440,890
	2017	385,420	584,820	144,000	10,078	19,600	1,143,918
	2016	375,000	484,650	––	6,081	19,700	885,431
R. Randall Rollins Chairman of the Board	2018	850,000	1,130,850	408,000	––	––	2,388,850
	2017	800,000	974,700	288,000	––	––	2,062,700
	2016	800,000	807,750	––	––	––	1,607,750

(1)
Represents the fair value of the award at the date of grant computed in accordance with ASC Topic 718. Please refer to Note 11 to our Financial Statements contained in our Form 10-K for the period ended December 31, 2018 for a discussion of assumptions used in this computation. For this computation, we do not include an assumption for estimated forfeitures.

(2)
Bonuses under the Management Incentive Plan are accrued in the fiscal year earned and paid in the following fiscal year.

(3)
The actuarial present value of the executive officers’ accumulated benefit under the defined benefit plan decreased during 2018 as follows: Messrs. Richard A. Hubbell $(35,453), Ben M. Palmer $(7,712) and R. Randall Rollins $(165,595). Change represents impact of the change in discount rate only as no additional benefits are being accrued.

(4)
All other compensation for 2018 includes the following items for:

Mr. Richard A. Hubbell:
Insurance on automobile provided by the Company, cost of dining club dues, cost of gasoline for personal automobile, $16,330 of incremental costs to the Company for personal use of the Company’s airplane (calculated based on the actual variable costs to the Company for such usage) and 401(k) Plan Company match of  $8,250 in the aggregate.

Mr. Ben M. Palmer:
Automobile allowance, cost of gasoline for personal automobile and 401(k) Plan Company match of  $8,250 in the aggregate.

Pay Ratio Disclosure
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The Company’s PEO is Mr. Richard A. Hubbell. The purpose of the required disclosure is to provide a measure of the equitability of pay within the organization. The Company believes its compensation philosophy and process yield an equitable result.
Median Employee total annual compensation	$81,520
Mr. Richard A. Hubbell (PEO) total annual compensation	$2,559,270
Ratio of PEO to Median Employee Compensation	31.4:1
The Company has used the same median employee identified as of December 31, 2017 since there has been no significant change to its employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure. The compensation disclosed above represents the total annual compensation of the median employee for the year ended December 31, 2018. Employees from our foreign subsidiaries in North America and Asia, both of which combined were less than 5 percent of our total employees, were excluded, as permitted by SEC rules, under “de minimus” exception. Employees on leave of absence were also excluded from the list and wages and salaries were annualized for those employees that were not employed for the full year of 2017 (other than seasonal or temporary employees). The median amount was selected from the annualized list. For simplicity, the value of the Company’s 401(k) Plan and medical benefits provided was excluded as all employees including the PEO are offered the exact same benefits and the Company utilizes the Internal Revenue Service guidelines for 401(k) discrimination testing. As of December 31, 2018 the Company employed approximately 3,600 persons of which 71 were employed in Canada, and Mexico.
The pay ratio disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio disclosure may not be comparable to the pay ratios reported by other companies.
GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)
Richard A. Hubbell	1/23/2018	237,500	950,000	1,425,000	45,000	1,130,850
Ben M. Palmer	1/23/2018	112,500	450,000	675,000	30,000	753,900
R. Randall Rollins	1/23/2018	212,500	850,000	1,275,000	45,000	1,130,850

(1)
These amounts illustrate the potential bonus awards under the Management Incentive Plan for 2018. See Summary Compensation Table on page 20 for actual amounts awarded in 2018.

(2)
These amounts represent aggregate grant date fair value for grants of restricted shares of Common Stock awarded in fiscal year 2018 under the Stock Incentive Plan computed in accordance with ASC Topic 718. Please refer to Note 11 to our Financial Statements contained in our Form 10-K for the period ended December 31, 2018 for a discussion of assumptions used in this computation. For this computation, we do not include an assumption for estimated forfeitures. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

The table above reflects grants of restricted shares of Company Common Stock under the Stock Incentive Plan awarded in fiscal year 2018. All grants of restricted shares of Common Stock vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death, disability, change in control or retirement on or after age 65), the unvested shares will be forfeited. We have not issued any stock options since 2003 and have no immediate plans to issue additional stock options.
There are no agreements or understandings between the Company and any executive officer which guarantee continued employment or guarantee any level of severance or compensation, including incentive or bonus payments, to the executive officer. The existing compensation and benefits received by the Company’s Chief Executive Officer and the other executive officers are based on oral, at will arrangements. All of the executive officers are eligible for annual cash bonuses which are awarded under the Management Incentive Plan. The Compensation Committee’s decisions are based upon broad performance objectives under that plan.
The executive officers are eligible to receive shares of Company Common Stock subject to options and restricted shares of Company Common Stock under the Company’s Stock Incentive Plans, in such amounts and with such terms and conditions as determined by the Compensation Committee at the time of grant. All of the executive officers are eligible to participate in the Company’s SRP. The executive officers are eligible to participate in the Company’s regular employee benefit programs, including the 401(k) Plan with Company match, group life insurance, group medical and dental coverage, vision and other group benefit plans. All of the executive officers are eligible for the Retirement Income Plan although benefit accruals were frozen in 2002. For more information on these plans, see “Compensation Discussion and Analysis” on page 14, and “Benefit Plans” on page 24.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The Company does not have any outstanding option awards made in prior years to the executives named in our Summary Compensation Table. The table below sets forth the total number of restricted shares of Common Stock outstanding at December 31, 2018 that were granted in prior years to the executives, but have not yet vested, together with the market value of these unvested shares based on the $9.87 closing price of our Common Stock on December 31, 2018.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Richard A. Hubbell	––	––	––	––	232,500(1)	2,294,780
Ben M. Palmer	––	––	––	––	142,500(1)	1,406,480
R. Randall Rollins	––	––	––	––	232,500(1)	2,294,780

(1)
The Company has granted employees time lapse restricted shares that vest one-fifth per year beginning on the second anniversary of the grant date. Shares of restricted stock granted to the executive officers that have not vested as of December 31, 2018 are summarized in the table that follows:

Name	Number of shares	Grant date	Date fully vested
Richard A. Hubbell	15,000	1/22/2013	1/22/2019
	22,500	1/28/2014	1/28/2020
	45,000	1/27/2015	1/27/2021
	60,000	1/26/2016	1/26/2022
	45,000	1/24/2017	1/24/2023
	45,000	1/23/2018	1/23/2024
Ben M. Palmer	9,000	1/22/2013	1/22/2019
	13,500	1/28/2014	1/28/2020
	27,000	1/27/2015	1/27/2021
	36,000	1/26/2016	1/26/2022
	27,000	1/24/2017	1/24/2023
	30,000	1/23/2018	1/23/2024
R. Randall Rollins	15,000	1/22/2013	1/22/2019
	22,500	1/28/2014	1/28/2020
	45,000	1/27/2015	1/27/2021
	60,000	1/26/2016	1/26/2022
	45,000	1/24/2017	1/24/2023
	45,000	1/23/2018	1/23/2024

OPTION EXERCISES AND STOCK VESTED
The following table sets forth:
•
the number of shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the exercise of stock options during the fiscal year ended December 31, 2018;

•
the aggregate dollar amount realized on the exercise date for such options computed by multiplying the number of shares acquired by the difference between the market value of the shares on the exercise date and the exercise price of the options;

•
the number of restricted shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the vesting of shares during the fiscal year ended December 31, 2018; and

•
the aggregate dollar amount realized on the vesting date for such restricted stock computed by multiplying the number of shares which vested by the market value of the shares on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard A. Hubbell	––	––	71,250	997,990
Ben M. Palmer	––	––	42,750	645,070
R. Randall Rollins	––	––	71,250	997,790
BENEFIT PLANS
The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Retirement Income Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.
Pension Benefits
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Richard A. Hubbell	Retirement Income Plan	15	403,966	42,314
Ben M. Palmer	Retirement Income Plan	4	85,815	––
R. Randall Rollins	Retirement Income Plan	30	1,881,323	261,571
The Company’s Retirement Income Plan, a trusteed defined benefit pension plan, provides monthly benefits upon retirement at age 65 to eligible employees. In 2002, the Company’s Board of Directors approved a resolution to cease all future benefit accruals under the Retirement Income Plan effective March 31, 2002. Retirement Income Plan benefits are based on the average of the employee’s compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years (“final average compensation”) immediately preceding March 31, 2002. The benefits are computed as the product of 1.5 percent of final average compensation multiplied by years of credited service (up to 30 years) reduced by an adjustment for benefits drawn from social security. Adjustments have been made for age and the IRS mandated compensation limitations. The final average compensation for Mr. Palmer is $179,900.

The annual benefit payable at the later of retirement or age 65 for the named executive officers is approximately $9,400 for Mr. Palmer. The Plan also provides reduced early retirement benefits at age 55 or older with 15 or more years of service. Mr. Hubbell is voluntarily receiving distributions from the plan even though he has not retired from the Company. In addition, as an owner with stock ownership in excess of five percent of the Company’s voting securities, Mr. Rollins is required to receive mandatory distributions currently, even though he has not retired from the Company. The amount of distributions received during 2018 has been disclosed in the table above and is not subject to change after retirement.
401(k) Plan
Effective July 1, 1984, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code. The Company made matching contributions of fifty cents ($0.50) for each dollar ($1.00) of a participant’s contribution to the 401(k) Plan that does not exceed six percent of his or her annual compensation as of December 31, 2018. Effective January 1, 2019, the Company makes 100 percent matching contributions for each dollar ($1.00) of a participant’s contribution to the 401(k) Plan for the first three percent of his or her annual compensation and fifty cents ($0.50) for each dollar ($1.00) of a participant’s contribution to the 401(k) Plan for the next three percent of his or her annual compensation. The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the vested balance in the participant’s account on the date the distribution is processed. Under the 401(k) Plan, the full amount of a participant’s vested accrued benefit is payable upon his termination of employment, retirement, total and permanent disability, or death. Also under the 401(k) Plan, a participant may withdraw his or her pre-tax contributions to the extent of certain specified instances of financial hardship and may withdraw any amount from his or her pre-tax contribution account for any reason after attaining age 59 ½. In addition, a participant may withdraw any amount from his or her rollover account for any reason. Amounts contributed by the Company to the accounts of the named executive officers under this plan are reported in the “All Other Compensation” column of the Summary Compensation Table on page 20.
NONQUALIFIED DEFERRED COMPENSATION
The SRP has been established as a nonqualified plan that is designed to comply with the provisions of the American Jobs Creation Act of 2004 (including Section 409A of the Internal Revenue Code) for the cash contributions made to certain longer serviced employees in lieu of freezing of the Retirement Income Plan benefit accruals effective in 2002; the SRP also has a compensation deferral option for eligible employees. The contributions and deferrals to the SRP are invested in funds held in a rabbi trust.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Richard A. Hubbell	––	––	(20,430)	––	372,656
Ben M. Palmer	47,614	––	(40,713)	––	735,459
R. Randall Rollins	––	––	––	––	––

(1)
Includes $36,114 of the base salary for 2018 disclosed in the Summary Compensation Table, which have been deferred by the executive officer pursuant to the SRP. The remaining deferral amounts, if any, represent deferrals of bonus compensation that was paid in 2018.

The deferral option provides that participants may defer up to 50 percent of their base salary and up to 100 percent of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. All of the salary and bonus deferrals are fully vested. Accounts are credited with hypothetical earnings, and/or debited with hypothetical losses, based on the performance of certain “Measurement Funds.” Account values are calculated as if the funds from deferrals and contributions had been converted into shares or other ownership units of selected Measurement Funds by purchasing (or selling, where relevant) such shares or units at the current purchase price of the relevant Measurement Fund at the time of the participant’s selection. The benefits are unsecured general obligations of the Company to the participants, and these obligations rank in parity with the Company’s other unsecured and unsubordinated indebtedness. To the extent that the Company’s obligations under the SRP exceed assets available under the trust, the Company may be required to seek additional funding sources to fund its liability under the SRP.
Generally, the SRP provides for distributions of any deferred amounts upon the earliest to occur of a participant’s death, disability, retirement or other termination of employment (a “Termination Event”). However, for any deferrals of base salary and bonus compensation (but not Company contributions), participants are entitled to designate a distribution date which is prior to a Termination Event. The SRP allows a participant to elect to receive distributions in installments or lump-sum payments.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. There are no other agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment except as described below. Additional payments or benefits to a terminating executive officer would be at the discretion of the Compensation Committee.
In accordance with the terms of the defined benefit plan, the executive officers are not entitled to additional benefits at death or disability. The amounts payable at retirement are disclosed in the “Benefit Plans” section on page 24. The executive officers can choose to receive the amounts accumulated in the SRP either as a lump-sum or in installments at retirement, death or disability. These amounts have been disclosed under the “Nonqualified Deferred Compensation” section on page 25. The table below reflects the incremental restricted shares and their values that would become vested as of December 31, 2018 using the closing market price of  $9.87 per share for our Common Stock, as of that date, in the case of retirement, disability, death or change in control.
	Stock Awards
Name	Number of shares underlying unvested stock (#)	Unrealized value of unvested stock ($)
Richard A. Hubbell
• Retirement	59,813	590,350
• Disability	87,968	868,240
• Death	232,500	2,294,780
• Change in control	232,500	2,294,780
Ben M. Palmer
• Retirement	––	–-
• Disability	53,239	525,470
• Death	142,500	1,406,480
• Change in control	142,500	1,406,480
R. Randall Rollins
• Retirement	59,813	590,350
• Disability	87,968	868,240
• Death	232,500	2,294,780
• Change in control	232,500	2,294,780

Accrued Pay and Regular Retirement Benefits
The amounts shown in the preceding table do not include the following since they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:
•
Accrued salary and vacation pay.

•
Distributions of plan balances under the 401(k) Plan.

Pension Benefit and Deferred Compensation
The Retirement Income Plan does not provide for lump sum payments for a participant including executive officers for instances other than retirement. The Retirement Income Plan is described above. Upon termination, the executive officers will receive a distribution of the balance in their SRP account. These amounts are disclosed under the “Nonqualified Deferred Compensation” section on page 25.
Change in Control or Severance.   The Company does not have any severance for its executive officers. However, upon the occurrence of a “Change in Control,” as determined by the Board of Directors, all unvested time-lapse restricted stock shall immediately vest.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Effective with the spin-off in 2001, the Company began providing certain administrative services to Marine Products. The service agreements between Marine Products and the Company provide for the provision of services on a cost reimbursement basis and may be terminated upon six months’ notice. The services covered by these agreements include administration of certain employee benefit programs and other administrative services. Charges from the Company (or from corporations which are subsidiaries of the Company) for such services aggregated approximately $873,000 in 2018.
RPC and Marine Products own 50 percent each of a limited liability company called 255 RC, LLC that was created for the joint purchase and ownership of a corporate aircraft. Each of RPC and Marine Products is a party to an operating lease agreement with 255 RC, LLC for a period of five years. During 2018, RPC recorded certain net operating costs comprised of rent and an allocable share of fixed costs of approximately $199,000 for the corporate aircraft.
During 2018, a subsidiary of RPC conducted business with companies owned by LOR, Inc. Mr. R. Randall Rollins, Chairman and Mr. Gary W. Rollins, Director, are officers, directors and controlling stockholders of LOR, Inc. In 2018, payments totaling approximately $1,467,000 were made to these LOR, Inc. companies primarily for the purchase of parts and repair services related to certain of RPC’s oilfield operating equipment. RPC believes the charges incurred are at least as favorable as the charges that would have been incurred for similar purchases from unaffiliated third parties.
RPC receives certain administrative services including an allocation for office space from Rollins. The service agreements between Rollins and the Company provide for the provision of services on a cost reimbursement basis and are terminable on six months’ notice. The services covered by these agreements include office space, administration of certain employee benefit programs, and other administrative services. Charges to the Company (or to corporations which are subsidiaries of the Company) for such services and rent aggregated approximately $101,000 in 2018.
A group that includes the Company’s Chairman of the Board, R. Randall Rollins, his brother Gary W. Rollins, who is also a director, and certain companies under their control, possesses in excess of fifty percent of the Company’s voting power. Please refer to the discussion above under the heading, “Corporate Governance and Board of Directors Committees and Meetings, Director Independence and NYSE Requirements, Controlled Company Exemption.” The group discussed above also controls in excess of fifty percent of Marine Products’ voting power.
Our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy provides that related party transactions, as defined in Regulation S-K, Item 404(a) must be reviewed, approved and/or ratified by our Nominating and Corporate Governance Committee. As set forth in our Code, our Nominating and Corporate Governance Committee has the responsibility to ensure that it only approves or ratifies related party transactions that are in compliance with applicable law, consistent with the Company’s corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to the Company. The Committee has the authority to hire legal, accounting, financial or other advisors as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging its duties. A copy of the Code is available on our website at www.rpc.net under the Governance section. All related party transactions for the fiscal year ended December 31, 2018 were reviewed, approved and/or ratified by the Nominating and Governance Committee in accordance with the Code.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Principal Auditor
Grant Thornton LLP (“Grant Thornton”) served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2018 and 2017.
The Audit Committee has appointed Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Grant Thornton has served as the Company’s independent registered public accounting firm for many years and is considered by management to be well qualified. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Aggregate fees billed by the Company’s independent registered public accounting firm are set forth below:
	2018	2017
Audit fees and quarterly reviews(1)	$1,031,620	$1,051,780
Audit related fees	––	––
Tax fees	––	––
All other fees	––	––

(1)
Audit fees include fees for audit or review services in accordance with generally accepted auditing standards, such as statutory audits and services rendered for compliance with Section 404 of the Sarbanes-Oxley Act.

Pre-approval of Services
All of the services described above were pre-approved by the Company’s Audit Committee. The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such auditors’ independence. A majority of the hours expended on the principal accountant’s engagement to audit the financial statements of the Company for the fiscal year ended December 31, 2018 was attributable to work performed by full-time, permanent employees of the principal accountant.
The Audit Committee is directly responsible for the appointment and termination, compensation, and oversight of the work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting. The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent registered public accounting firm and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to its Chairman with the stipulation that his decision is to be presented to the full Committee at its next scheduled meeting. The Audit Committee has no other pre-approval policies.

STOCKHOLDER PROPOSALS
Appropriate proposals of stockholders intended to be presented at the Company’s 2020 Annual Meeting of Stockholders must be received by the Company by November 22, 2019 in order to be included, pursuant to Rule 14a-8 promulgated under the Exchange Act, in the proxy statement and form of proxy relating to that meeting. With regard to such stockholder proposals, if the date of the next annual meeting of stockholders is advanced or delayed more than 30 calendar days from April 23, 2020, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received. Stockholders desiring to present business at the 2020 Annual Meeting of Stockholders outside of the stockholder proposal rules of Rule 14a-8 of the Exchange Act and instead pursuant to Article Twenty-Seventh of the By-laws must prepare a written notice regarding such proposal addressed to The Corporate Secretary, RPC, Inc., 2801 Buford Highway NE, Suite 520, Atlanta, Georgia 30329, and deliver to or mailed and received by no later than January 25, 2020 and no earlier than December 16, 2019. Stockholders should consult the By-laws for other specific requirements related to such notice and proposed business.
With respect to stockholder nomination of directors, the By-laws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: The Corporate Secretary, RPC, Inc., 2801 Buford Highway NE, Suite 520, Atlanta, Georgia 30329, and be received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth, among other requirements specified in the By-laws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the By-laws. Notices of nominations must be received by the Corporate Secretary of the Company no later than January 25, 2020 and no earlier than December 16, 2019, with respect to directors to be elected at the 2020 Annual Meeting of Stockholders.
EXPENSES OF SOLICITATION
The Company will bear the cost of soliciting proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to their beneficial stockholders of record. Solicitation of proxies will be made principally by mail. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Georgeson Shareholder Communications, Inc. to conduct a broker search and to send proxies by mail for an estimated fee of approximately $66,000 including shipping expenses.
ANNUAL REPORT
The Company’s Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, without exhibits, is being mailed to stockholders with this Proxy Statement. The Annual Report is not considered proxy-soliciting material.
FORM 10-K
Upon the written request of any record or beneficial owner of the Company’s Common Stock whose proxy was solicited in connection with the 2019 Annual Meeting of Stockholders, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules (but without exhibits), for its fiscal year ended December 31, 2018. Requests for a copy of such Annual Report on Form 10-K should be addressed to Mr. Ben M. Palmer, Corporate Secretary, at RPC, Inc., 2801 Buford Highway NE, Suite 520, Atlanta, Georgia 30329.

OTHER MATTERS
Our Board of Directors knows of no business other than the matters set forth herein which will be presented at the Annual Meeting. In as much as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.
BY ORDER OF THE BOARD OF DIRECTORS
Ben M. Palmer
Corporate Secretary
Atlanta, Georgia
March 21, 2019

1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 02ZR9D + + Proposals — The Board of Directors recommend a vote FOR A Proposals 1 and 2. 2. To ratify the appointment of Grant Thornton LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019. 1. To elect the three Class III nominees identified in the attached proxy statement to the Board of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. Please date and sign below. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card 01 - Bill J. Dismuke 02 - Amy R. Kreisler 03 - Pamela R. Rollins 01 Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 02 03 You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/RES or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 5:00 p.m., Eastern Time, on April 22, 2019. Your vote matters – here’s how to vote!

Notice of 2019 Annual Meeting of Stockholders 2170 Piedmont Road, N.E., Atlanta, Georgia 30324 Proxy Solicited by Board of Directors for Annual Meeting — April 23, 2019 The undersigned hereby constitutes and appoints GARY W. ROLLINS and R. RANDALL ROLLINS, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 23, 2019, at 12:15 P.M. at 2170 Piedmont Road, NE, Atlanta, Georgia 30324, or any adjournment of the meeting. The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 21, 2019, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies or their substitutes may lawfully do in the undersigned’s name, place and stead. The undersigned instructs said proxies, or either of them, to vote as stated on the reverse side. (Continued and to be signed on the reverse side.) qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q C Non-Voting Items + + Change of Address — Please print new address below. Proxy — RPC, INC.